UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2014

PEABODY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri	63101-1826
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (314) 342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Peabody Energy Corporation (the “Company”) has extended the term of employment for Chairman and Chief Executive Officer Gregory H. Boyce by six months. His current term as Chairman and Chief Executive Officer ends no later than December 31, 2014, followed by a period of up to one year in which he would serve as Executive Chairman. The amended and restated transition agreement with Mr. Boyce (the “Restated Transition Agreement”) continues his term as Chairman and Chief Executive Officer through no later than June 30, 2015, and as Executive Chairman through no later than June 30, 2016, subject to terms described in the Restated Transition Agreement.

The Restated Transition Agreement amends and restates the Transition Agreement between the Company and Mr. Boyce entered into effective April 29, 2013 (the “Prior Agreement”) and modifies the terms of the Employment Agreement between the Company and Mr. Boyce entered into effective December 31, 2009 (the “Employment Agreement”).

The principal terms of the Restated Transition Agreement include the following:

•	Mr. Boyce's maximum term of employment is extended from December 31, 2015 to June 30, 2016, subject to earlier termination as described in the Restated Transition Agreement.

•
Mr. Boyce will continue as Chairman and Chief Executive Officer of the Company through June 30, 2015 or such earlier date as his successor as Chief Executive Officer is appointed (the earlier of such dates is referred to as the "CEO Transition Date"). If the new Chief Executive Officer is not also immediately appointed as Chairman of the Board, Mr. Boyce will then continue as a full-time employee of the Company in the position of Executive Chairman until the earlier of the appointment of his successor as Chairman of the Board (whether he or she be the new Chief Executive Officer or someone else) and June 30, 2016. Mr. Boyce's employment with the Company will cease, and the employment term will end, upon the appointment of his successor as Chairman of the Board (the date of such appointment or other termination of Mr. Boyce’s employment is referred to herein as the “Separation Date”).

•
The Restated Transition Agreement provides that termination of Mr. Boyce's service as a result of the appointment of his successor(s) as Chief Executive Officer and Chairman of the Board will be considered a termination of Mr. Boyce's employment without cause for purposes of the Employment Agreement.

•
For calendar year 2014 and the first six months of calendar year 2015, Mr. Boyce will be paid a Base Salary at the rate of $1,225,660 per annum (the “CEO Base Salary”). For so much of the last six months of calendar year 2015 and the first six months of calendar year 2016 as he shall serve as Executive Chairman, Mr. Boyce will be paid a Base Salary at the rate of $900,000 per annum (the “Executive Chairman Base Salary”).

•
Mr. Boyce’s target bonus opportunity for calendar year 2014 and the first six months of calendar year 2015 will be 120% of the CEO Base Salary, and his maximum bonus opportunity for such period will be 240% of the CEO Base Salary. His target bonus opportunity for the last six months of calendar year 2015 and the first six months of calendar year 2016 will be 100% of the Executive Chairman Base Salary, and his maximum bonus opportunity for such period shall be 200% of the Executive Chairman Base Salary. For the avoidance of doubt, (i) in all cases, the actual amount of his bonus for any year will be based on the Company’s achievement of the relevant performance targets for such year, (ii) in all cases, the bonus for any year will be paid in one lump sum at the time when bonuses are otherwise paid to the Company’s senior executives (but in no case later than March 15 of the year following the year in respect of which such bonus was earned), (iii) subject to certain exceptions, for 2015 Mr. Boyce’s bonus will be prorated (in accordance with the past practice of the Company) for the period of the year, if any, during which the CEO Base Salary or the Executive Chairman Base Salary, as applicable, is in effect, and (iv) in all cases, for any year Mr. Boyce’s bonus will be prorated for the portion of such year that occurs prior to the Separation Date.

•
The grant date value for Mr. Boyce’s long-term incentive awards to be made in calendar year 2015 shall be $4,414,150, which amount represents (i) a grant date value of 500% of the CEO Base Salary prorated for six months, plus (ii) a grant date value of 300% of the Executive Chairman Base Salary prorated for six months. Assuming the Separation Date does not occur before the date in 2016 when the Company makes long-term incentive awards to its senior executives generally, Mr. Boyce will receive a long-term incentive award for calendar year 2016 with a grant date value of $1,350,000.

•
Mr. Boyce received grants of restricted stock units, each valued at $1,000,000 as of the close of business on the applicable date of grant, on April 30, 2013 (the “2013 RSU Award”) and January 2, 2014 (the “2014 RSU Award”), pursuant to the terms of the Prior Agreement. Provided that the Separation Date has not occurred, Mr. Boyce will receive a third grant of restricted stock units valued at $1,000,000 as of the close of business on the date of grant on the date in 2015 when the Company makes long-term incentive awards generally to senior executives (the “2015 RSU Award” and, collectively with the 2013 RSU Award and 2014 RSU Award, the “Special RSU Awards”). If the Company has terminated Mr. Boyce's employment without cause (including as described above), or if his employment has terminated due to death or disability, before the specified award date for the 2015 RSU Award, a substitute cash payment of $1,000,000 will be made instead on the applicable award date.

•
Subject to Mr. Boyce’s continued employment, the 2013 RSU Award and 2014 RSU Award will vest as to 50% of the RSUs included in each such Special RSU Award on the CEO Transition Date, and as to the remaining 50% of the RSUs included in each such Special RSU Award on the date of the appointment of Mr. Boyce's successor as Chairman of the Board. Subject to Mr. Boyce’s continued employment, the 2015 RSU Award will vest as to 100% of the RSUs included in such Special RSU Award on the date that his successor as Chairman of the Board is appointed. Special RSU Awards will vest immediately if Mr. Boyce's employment with the Company is terminated by the Company without cause (including as described above), if his employment with the Company terminates by reason of death or disability, or if he terminates employment with the Company on June 30, 2016.

•
Special RSU Awards, to the extent vested, will be settled by delivery of the corresponding shares of the Company's common stock on the first day of the seventh month following the Separation Date. Settlement will be made only if Mr. Boyce has executed a general release in favor of the Company and related parties, and the release has become irrevocable.

•
The Restated Transition Agreement does not alter Mr. Boyce's rights under the Employment Agreement if his employment terminates on or before December 31, 2014. Such rights do not take into account, or apply to, the extension of the term of employment to June 30, 2016. Beginning January 1, 2015, Mr. Boyce will no longer have a right to resign for Good Reason (as defined in the Employment Agreement) and receive severance. If Mr. Boyce’s employment is terminated by the Company for cause, he will be paid only a lump sum that includes his earned but unpaid base salary, unreimbursed business expenses, the value of any accrued but unused vacation time and any benefits accrued and vested under any of the Company’s employee benefit programs (the “Accrued Obligations”).

•	If the Company terminates Mr. Boyce’s employment without cause (including as described above) on or after January 1, 2015 and before June 30, 2016, then he will be paid: (a) the Accrued

Obligations; (b) if the Separation Date precedes the payment date for the bonus earned by him for the calendar year preceding the year in which the Separation Date occurs, the bonus he earned for such preceding year; and (c) the bonus for the year in which the Separation Date occurs, determined and paid and, if applicable, prorated as provided in the Restated Transition Agreement. For purposes of the Restated Transition Agreement, Mr. Boyce will be treated as if he were terminated without Cause if his principal place of business is relocated without his consent more than 50 miles from the Company's offices in St. Louis, Missouri or Phoenix, Arizona, or if the Company fails to provide Mr. Boyce with payments or benefits owed to him, or fails to obtain a written assumption of the Restated Transition Agreement by a successor owner to substantially all of the Company's assets, and the failure is not corrected within 30 days of the Company's receipt of notice from Mr. Boyce. In addition, Mr. Boyce’s unvested long-term incentive awards that are outstanding on the Separation Date will continue to vest in accordance with their terms, subject to his compliance with the nondisclosure, non-competition and non-solicitation provisions of the Employment Agreement, as though he remained employed with the Company after the Separation Date through the vesting period applicable to such awards, and will be exercisable and/or payable as provided in the applicable plan and/or award agreement as though he remained so employed.

•
If Mr. Boyce’s employment terminates due to death or disability on or after January 1, 2015, and before June 30, 2016, he or his estate will be paid: (a) the Accrued Obligations; (b) if the Separation Date precedes the payment date for the bonus earned by him for the calendar year preceding the year in which such death or disability occurs, the bonus he earned for such preceding year; and (c) a prorated bonus for the calendar year in which such death or disability occurs. In addition to such rights, Mr. Boyce’s unvested long-term incentive awards that are outstanding on the Separation Date will continue to vest in accordance with their terms, subject to his compliance with the nondisclosure, non-competition and non-solicitation provisions of the Employment Agreement, as though he remained employed with the Company after the Separation Date through the vesting period applicable to such awards, and will be exercisable and/or payable as provided in the applicable plan and/or award agreement as though he remained so employed.

•
If Mr. Boyce’s employment with the Company is terminated as a result of his retirement or other resignation on or after January 1, 2015 and before June 30, 2016, he will be paid: (a) the Accrued Obligations as set forth in Section 6.1 of the Employment Agreement; and (b) if the Separation Date precedes the payment date for the bonus earned by him for the calendar year preceding the year in which such retirement or resignation occurs, the bonus he earned for such preceding year. In addition, so long as the Separation Date is on or after January 1, 2015, Mr. Boyce’s unvested long-term incentive awards that were granted prior to January 1, 2015, and that remain outstanding on the Separation Date will continue to vest in accordance with their terms, subject to his compliance with the nondisclosure, non-competition and non-solicitation provisions of the Employment Agreement, as though he remained employed with the Company after the Separation Date through the vesting period applicable to such awards, and will be exercisable and/or payable as provided in the applicable plan and/or award agreement as though he remained so employed.

•
Mr. Boyce will cease to be eligible to use Company or chartered aircraft and for continued security arrangements after the Separation Date. Mr. Boyce will reimburse the Company to the extent the “incremental cost” (as computed in accordance with SEC regulations) of his non-business use of Company or chartered aircraft (i) during the period beginning on July 1, 2015 and ending on December 31, 2015 exceeds $60,000 or (ii) during the period beginning on January 1, 2016 and ending on June 30, 2016 exceeds $60,000, but in the case of each of clauses (i) and (ii), prorated for the portion of each such period that occurs prior to the Separation Date.

The foregoing description is only a summary of certain provisions of the Restated Transition Agreement, and is qualified in its entirety by reference to the Restated Transition Agreement itself, which is filed as Exhibit 10.1 and which is incorporated by reference herein.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On May 8, 2014, the Company’s Board of Directors amended the Company’s Code of Business Conduct and Ethics (the “Code”) to (a) address possible conflicts of interest arising out of romantic relationships and clarify that the Law Department should be consulted on and provided documentation relating to conflicts of interest, (b) add a section on the Company’s recently adopted policy relating to hedging and pledging of Company securities, (c) conform the Code to our policy on safeguarding confidential and proprietary information and (d) make other administrative and non-substantive changes to the Code.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 8, 2014. Of the 271,326,394 shares of Common Stock outstanding on the record date, 219,196,879 shares were present at the meeting in person or by proxy, representing approximately 81% of the total outstanding shares eligible to vote. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting of Shareholders are as follows:

	For	Withheld	Broker Non-Votes
Item 1: Election of Directors

Gregory H. Boyce	164,727,746	8,002,311	46,466,822
William A. Coley	169,632,322	3,097,735	46,466,822
William E. James	167,235,981	5,494,076	46,466,822
Robert B. Karn III	169,488,917	3,281,140	46,466,822
Henry E. Lentz	145,425,312	27,304,745	46,466,822
Robert A. Malone	169,763,707	2,966,350	46,466,822
William C. Rusnack	167,426,331	5,303,726	46,466,822
Michael W. Sutherlin	170,028,864	2,701,193	46,466,822
John F. Turner	167,653,692	5,076,365	46,466,822
Sandra A. Van Trease	169,735,106	2,994,951	46,466,822
Alan H. Washkowitz	167,103,541	5,626,516	46,466,822
Heather A. Wilson	167,796,737	4,933,320	46,466,822

	For	Against	Abstain	Broker Non-Votes

Item 2: Ratification of Appointment of Independent Registered Public Accounting Firm	215,705,094	2,967,230	524,555	0

	For	Against	Abstain	Broker Non-Votes

Item 3: Advisory Vote on Executive Compensation	134,697,824	37,324,345	707,888	46,466,822

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Amended and Restated Transition Agreement effective May 8, 2014 by and between Gregory H. Boyce and Peabody Energy Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION
May 13, 2014	By:	/s/ Kenneth L. Wagner
		Name:	Kenneth L. Wagner
		Title:	Vice President, General Counsel- Corporate and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Amended and Restated Transition Agreement effective May 8, 2014 by and between Gregory H. Boyce and Peabody Energy Corporation.